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                                                       EXHIBIT 12
                                                      -----------

                  OVERSEAS SHIPHOLDING GROUP, INC.
                 RATIO OF EARNINGS TO FIXED CHARGES
              For the three months ended March 31, 1997
                           (In thousands)
            Presented in connection with Amendment No. 1
  filed on November 9, 1993 to Registration Statement No. 33-50441




Income before federal income taxes                  $ 4,087

Adjustments of income related to
  companies owned less than 100%                         44

Interest expense                                     19,816

Proportionate share of interest of
  50% - owned companies                               8,098

Interest component of an operating
  lease                                                 311

Amortization of capitalized interest                    885
                                                    -------

  Earnings                                          $33,241
                                                    =======


Interest expense                                    $19,816

Proportionate share of fixed charges
  of 50% - owned companies                            8,543

Capitalized interest                                  1,016

Interest component of an operating
  lease                                                 311
                                                    -------

  Fixed charges                                     $29,686
                                                    =======

Ratio of earnings to fixed charges                    1.12X
                                                    =======
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